SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2010

INFRASTRUCTURE DEVELOPMENTS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52936	27-1034540
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

5315 East 93rd Street Tulsa, OK 74137
(Address of principal executive offices)
918.808.7290
(Registrant’s Telephone Number)

1st Home Buy & Sell Ltd.
 (Former name or former address, if changed since last report)

with a copy to:
Carrillo Huettel, LLP
3033 Fifth Ave. Suite 201
San Diego, CA 92103
Telephone (619) 399-3090
Telecopier (619) 330-1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 12, 2010, the Registrant entered into a Memorandum of Understanding (the "MOU") with Intelspec International Inc., a Nevada corporation ("Intelspec").  Per the terms of the MOU, the Registrant and Intelspec have outlined their intent to enter into a business transaction which would result in the operations of Intelspec becoming the operations of the Registrant.  Any such business transaction is contingent on customary due diligence and the execution of definitive agreements.

The proposed structure of the business transaction per the MOU is that the current shareholders of the Registrant retain, in the aggregate, 30% of the total issued and outstanding shares, and that the Registrant issue a total, in the aggregate, of 70% of its issued and outstanding shares to the shareholders of Intelspec.  In addition, as a condition to the possible closing of this transaction, the Registrant would have to secure financing in the amount of $100,000, which would be accepted by the Registrant concurrent to closing and which will be available to the Registrant post-closing only.

Intelspec is engaged in all aspects of engineering and project management work, including the following:

•	Civil construction and engineering
•	Waste Management and Environmental Remediation
•	Earthmoving and mining
•	Oilfield infrastructure
•	Forward camp, base and communications infrastructure for public and private entities
•	U.S. Military and Government construction, removals, disposals, and other projects
•	Private entity removals, disposals, and demobilizations

Presently, the Registrant has no operations.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 16, 2010	Infrastructure Developments Corp.

	By:	/s/ Garry Unger
Name: Garry Unger
Title: President